SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material pursuant to Rule 14a-1(c) or Rule 14a-12

                               MOBILE MINI, INC.
         -----------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


         -----------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ]  $125 per  Exchange  Act  Rules  0-11(c)(1)(ii), 14a-6(i)((1) or
       14a-6(j)(2).
[   ]  $500 per each  party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.
       1)  Title of each class of securities to which transaction applies:

           -----------------------------------------------------------------
       2)  Aggregate number of securities to which transaction applies:

           -----------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/

           -----------------------------------------------------------------
       4)  Proposed maximum aggregate value of transaction:

           -----------------------------------------------------------------
  _/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ X ]  Fee paid previously with preliminary materials.
[   ]  Check box if  any part of the fee  is offset as provided  by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:

              ---------------------------------------------
       (2)    Form, Schedule or Registration Statement No.:

              ---------------------------------------------
       (3)    Filing Party:

              ---------------------------------------------
       (4)    Date Filed:

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
                                MOBILE MINI, INC.


- --------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 August 27, 1996
- --------------------------------------------------------------------------------




         The Annual Meeting of Stockholders of Mobile Mini, Inc., a Delaware corporation (the "Company") will be held at 2:00 p.m. (local time) on Tuesday, August 27, 1996 at the Radisson Airport Hotel, 2333 East University Drive, Phoenix, Arizona, for the following purposes:

         1. To elect five members to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

         2. To approve an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan") to increase the number of shares of the Company's Common Stock that may be issued pursuant to the 1994 Plan from 343,125 shares to 543,125 shares.

         3. To ratify the appointment of Arthur Andersen LLP as the independent auditors for the Company for the fiscal year ending December 31, 1996.

         4. To transact such other business as may properly come before the meeting or any adjournment.

         Only stockholders of record at the close of business on July 9, 1996 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

         The Proxy Statement accompanying this Notice contains additional information pertaining to the matters to be considered at the meeting. A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1995 also accompanies this Notice.

         All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

                                                     Sincerely,


                                                     /s/ Lawrence Trachtenberg
                                                     Lawrence Trachtenberg
                                                     Secretary


Tempe, Arizona
July 29, 1996

                                MOBILE MINI, INC.
                             1834 West Third Street
                              Tempe, Arizona 85281

- --------------------------------------------------------------------------------

                                 PROXY STATEMENT

- --------------------------------------------------------------------------------


                            VOTING AND OTHER MATTERS

General

         The enclosed Proxy is solicited on behalf of Mobile Mini, Inc., a Delaware corporation (the "Company"), by the Company's Board of Directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 2:00 p.m. (local time) on Tuesday, August 27, 1996 (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Radisson Airport Hotel, 2333 East University Drive, Phoenix, Arizona.

         These proxy solicitation materials were mailed on or about July 29, 1996, to all stockholders entitled to vote at the Meeting.

Record Date

         Stockholders entitled to notice of and to vote at the Meeting, and at any adjournment or adjournments thereof, are stockholders of record at the close of business on July 9, 1996 (the "Record Date"). On the Record Date, there were issued and outstanding 6,739,324 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock").

Voting Securities and Voting Rights

         The presence, in person or by proxy, of the holders of at least one-third (1/3) of the total number of shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Abstentions cast by proxy will be counted in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as a negative vote. Broker non-votes will be counted towards a quorum but will not be counted for any purpose in determining whether a matter has been approved. Assuming that a quorum is present, the affirmative vote of a majority of the shares represented and entitled to vote at the Meeting is required (i) to approve an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan") to increase the number of shares of the Company's Common Stock that may be issued pursuant to the 1994 Plan from 343,125 shares to 543,125 shares, and (ii) to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1996. Provided that a quorum is present, the affirmative vote of a plurality of the shares represented and entitled to vote at the Meeting is required to elect directors of the Company. Cumulative voting is not authorized by the Company's Certificate of Incorporation.

Voting of Proxies

         When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted: (i) "for" the election of the nominees for director set forth in this Proxy Statement; (ii) "for" the amendment of the 1994 Plan to increase the number of shares that may be issued under the 1994 Plan as described in this Proxy Statement; and (iii) "for" the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1996. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxy in accordance with their judgment on those matters. The Board of Directors does not know of any business to be presented for action at the Meeting other than that described herein.

Revocability of Proxies

         Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Solicitation

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their expenses reasonably incurred in forwarding solicitation material to the beneficial owners of the Company's Common Stock.

Annual Report and Other Matters

         The Company's 1995 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the activities of the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

         Upon request, the Company will provide, without charge to each stockholder of record as of the Record Date, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 as filed with the Securities and Exchange Commission. Any exhibits listed in the Annual Report on Form 10-KSB also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.


                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides that the number of directors shall be established by the bylaws. The bylaws permit the Board of Directors to fix the size of the Board to a number of not less than one and not more than 15. Presently, the Board of Directors has fixed the number of directors at five.

         At the Meeting, five directors are to be elected. Each person elected as a director shall hold office until the next annual meeting of stockholders, or until his successor shall be elected and qualified. Stockholders may not cumulate their votes for the election of directors. Provided a quorum is present at the Meeting, the affirmative vote of a plurality of the shares of Common Stock voting in person or represented by proxy is required to elect directors. Each of the nominees listed below is currently serving as a director of the Company and each has indicated his willingness to serve if reelected. If any nominee becomes unable to serve, each proxy conferring authority to vote for the nominee will be voted, in the discretion of the proxies, for any substitute nominee designated by the Board of Directors.

         The following table sets forth certain information regarding the directors and nominees for directors of the Company:

          Name              Age                           Position
          ----              ---                           --------
Richard E. Bunger            58        Chairman of the Board, Chief Executive Officer,
                                       President and Director

Lawrence Trachtenberg        40        Executive Vice President, Chief Financial Officer, General
                                       Counsel, Secretary, Treasurer and Director

Steven G. Bunger             35        Executive Vice President, Chief Operating Officer and
                                       Director

George E. Berkner            62        Director

Ronald J. Marusiak           48        Director

        The following directors are nominated for reelection:

        Richard E. Bunger, Chairman of the Board, Chief Executive Officer, President and Director, founded the Company's operations in 1983 and has owned and managed the Company's operations since its commencement. Mr. Bunger has been awarded approximately 70 patents, many related to portable storage technology. For a period of approximately 25 years prior to founding the Company, Mr. Bunger owned and operated Corral Industries Incorporated, a worldwide designer/builder of integrated animal production facilities, and a designer/builder of mini storage facilities.

        Lawrence Trachtenberg, Executive Vice President, Chief Financial Officer, General Counsel, Secretary, Treasurer and Director, joined the Company in December 1995. Mr. Trachtenberg has been the financial manager since joining the Company and is primarily responsible for all accounting, banking and related financial matters for the Company. Mr. Trachtenberg is admitted to practice law in the States of Arizona and New York and is a Certified Public Accountant in New York. Prior to joining the Company, Mr. Trachtenberg served as Vice President and General Counsel at Express American Mortgage, a mortgage banking company, from February 1994 through September 1995 and as Vice President and Chief Financial Officer of Pacific International Services Corporation, a corporation engaged in car rentals and sales, from March 1990 through January 1994. Mr. Trachtenberg received his Juris Doctorate from Harvard Law School in 1981 and his B.A. - Accounting/Economics from Queens College - CUNY in 1977.

         Steven G. Bunger, Executive Vice President, Chief Operating Officer and Director, has been with the Company's predecessor since inception and was a founding director of the Company. Mr. Bunger oversees the Company's manufacturing and has overall responsibility for operations, advertising, marketing and pricing. From December 31, 1993 to January 1, 1995, Mr. Bunger served as Vice President of Operations. On January 1, 1995, Mr. Bunger became Vice President of Operations and Marketing and in November 1995 became the Company's Chief Operating Officer. Mr. Bunger graduated from Arizona State University in 1986 with a B.A.-Business Administration. He is the son of Richard
E. Bunger.

         George E. Berkner, Director, became a member of the Board of Directors of the Company in December 1993. Since August 1992, Mr. Berkner has been the Vice President of AdGraphics, Inc., a computer graphics company. From May 1990 to August 1992, Mr. Berkner was a private investor. From February 1972 until May 1990, Mr. Berkner was the President and Chief Executive Officer of Gila River Products, a plastics manufacturer with 155 employees. Mr. Berkner is also a director of Auto X-Ray, Inc., a privately held company engaged in the automobile diagnostics industry. Mr. Berkner graduated from St. Johns University with a B.A.-Economics/Business in 1956.

         Ronald J. Marusiak, Director, became a member of the Board of Directors of the Company in February 1996. Since January 1988, Mr. Marusiak has been the Division President of Micro-Tronics, Inc., a corporation engaged in precision machining and tool and die building for companies throughout the U.S. Mr. Marusiak is also the co-owner of R2B2 Systems, Inc., a computer hardware and software company. Mr. Marusiak is also a director of McKee Securities, Inc. Mr. Marusiak received a Master of Science in Management from LaVerne University in 1979 and graduated from the United States Air Force Academy in 1971.

        Directors hold office until their successors have been elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or executive officers of the Company except that Steven G. Bunger is Richard E. Bunger's son.

        The Board of Directors had four regular meetings and one special meeting during 1995. All members of the Board of Directors attended each meeting in person.

        Committees. The Company's Board of Directors includes an audit committee and a compensation committee. The Company does not have a nominating committee. Instead, persons are nominated who are considered desirable for membership by the Board of Directors. Mr. Berkner has served on the Company's compensation committee and audit committee throughout fiscal year 1995 and Mr. Marusiak has served on such committees since February 1996. Prior to his resignation from the Board of Directors in February 1996, Roy Snell served on the audit committee and the compensation committee.

        The compensation committee establishes salaries, incentives and other forms of compensation for officers, administers any stock option, incentive compensation or benefit plans adopted by the Company, and recommends policies relating to compensation and any such plans. The audit committee, which generally meets periodically with management and the Company's independent public accountants, reviews the results and scope of the audit and of the services provided by the Company's independent public accountants, the need for internal audit procedures and the adequacy of internal controls. Although no meetings of the audit or compensation committees were held separately in 1995, the audit committee functions were carried out by the Board of Directors and the compensation committee functions were carried out through two unanimous consents without a meeting.

        The Board of Directors recommends a vote for the election as directors each of the nominees named in the Proxy Statement.


                             EXECUTIVE COMPENSATION

        The following table sets forth certain compensation paid or accrued by the Company during the fiscal year ended December 31, 1995 to the Chief Executive Officer and the two other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"). None of the officers of the Company other than those included below made in excess of $100,000 during fiscal 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term Compensation
                                                                             -----------------------------------------
                                             Annual Compensation                          Awards           Payouts
                          --------------------------------------------------------------------------------------------
                                                                   Other     Restricted                                      All
                                                                  Annual        Stock                        LTIP           Other
Name and                                                       Compensation   Award(s)       Options       Payouts         Compen-
Principal Position(1)         Year     Salary($)   Bonus($)       ($) (1)       ($)(2)       /SARs(#)         ($)       sation($)(3)
- ------------------            ----     ---------   --------      ---------     --------      --------        -----      ------------
Richard E. Bunger,            1995      106,250      69,329         ---                        ---
Chief Executive Officer       1994      125,006         ---         ---                     75,000
                              1993        7,600      33,865       1,744                        ---

William H. Suphan,            1995       44,390      92,820       3,500                        ---
Senior Vice President -       1994       35,396      79,666         ---                     50,000(3)
Director of Finance(2)        1993       35,000      52,646         ---                        ---

Steven G. Bunger,             1995       40,664     100,626       2,500                     50,000
Chief Operating Officer,      1994       20,000      98,255         ---                        ---
Executive Vice President -    1993       20,000      58,300         ---                        ---
Operations and Marketing

________________

(1)Because the Company was not incorporated until December 1993, the position reflected for 1993 is equivalent to the position in effect since 1994.

(2)Mr. Suphan also served as the Chief Financial Officer of the Company through December 18, 1995. Mr. Suphan resigned from the Board of Directors effective December 18, 1995 and terminated employment with the Company on February 16, 1996.

(3)In connection with the termination of his employment with the Company, Mr. Suphan relinquished incentive stock options to acquire 30,000 shares of Common Stock. The remaining options to acquire 20,000 shares, all of which were incentive stock options, were converted into non-qualified vested options to acquire 20,000 shares of Common Stock at an exercise price of $3.88 per share, exercisable through August 2, 2004.

Option Grants

         The following table provides information on stock options granted to the Company's Named Executive Officers in the last fiscal year and the value of such options.

                           OPTION GRANTS IN FISCAL YEAR 1995


                                                               Individual Grants
                           ------------------------------------------------------------------------------------------

                                   Number of             % of Total
                                  Securities               Options
                                  Underlying               Granted              Exercise
                                    Options             to Employees              Price              Expiration
Name                              Granted (#)          in Fiscal Year            ($/Sh)                 Date
- ----                              -----------          --------------            ------                 ----
Steven G. Bunger                    50,000                   40%                  $4.13            December 2000

Lawrence Trachtenberg               50,000                   40%                  $3.75            December 2005

Option Exercises and Holdings

         The following table provides information on options exercised in the last fiscal year by the Company's Named Executive Officers and the value of each such Officer's unexercised options at December 31, 1995.


               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                     Number of Securities               Value of Unexercised
                                                                    Underlying Unexercised              In-the-Money Options
                                                                 Options at December 31, 1995           at December 31, 1995
                                Shares                         ------------------------------     --------------------------------
                              Acquired on         Value
Name                         Exercise (#)     Realized ($)     Exercisable      Unexercisable     Exercisable        Unexercisable
- ----                         ------------     ------------     -----------      -------------     -----------        -------------
Richard E. Bunger                ---               ---            30,000            45,000           $ 0                  $ 0

Steven G. Bunger                 ---               ---            10,000            40,000           $ 0                  $ 0

William H. Suphan(1)             ---               ---            20,000                             $ 0                  $ 0

- ---------------------

(1) In connection with the termination of his employment with the Company, Mr. Suphan received vested options to acquire 20,000 shares of Common Stock at an exercise price of $3.88 per share, exercisable through August 2, 2004. The remaining options to acquire 30,000 shares were relinquished.


Employment Agreements

         Commencing March 1, 1995, the employment agreement between the Company and Richard E. Bunger required payment of an annual salary to Mr. Bunger of $100,000, which was paid in full during 1995. The Company has provided life insurance in the amount of $2,000,000, a Company vehicle, and all employee benefits provided to the Company's executive employees. Mr. Bunger also receives a percentage of gross profit as incentive compensation.

         Although the Company has not entered into any long-term employment contracts with any of its employees, the Company has entered into numerous employment contracts with key employees which are terminable at will, with or without cause, including agreements with Mr. Trachtenberg and Steven G. Bunger. Each of these employment agreements contains a covenant not to compete for a period of two years after termination of employment and a covenant not to disclose confidential information of a proprietary nature to third parties.

         The Company has numerous bonus and incentive arrangements with several employees, including Mr. Trachtenberg and Steven G. Bunger. Each employment agreement also includes a bonus program to provide financial incentive for an increase in revenues or for the attainment of quotas. Mr. Trachtenberg and Steven G. Bunger receive a percentage of gross profit as incentive compensation.

Compensation of Directors

         The Company's directors (other than officers of the Company) receive cash compensation for service on the Board of Directors and committees thereof in the amount of $500 per quarterly meeting. Each of Mr. Berkner and Roy Snell, prior to his resignation in February 1996, had the right to receive options to acquire 3,000 shares of Common Stock on each August 1 while serving as members of the compensation committee, not to exceed 15,000 options per person in the aggregate. In lieu of options, Mr. Snell elected to receive the right to cash payments of $250 per month. Mr. Snell also has provided certain consulting services to the Company related to obtaining financing for the Company's operating equipment and containers since 1991 for which he was compensated $1,200 per annum.

Compensation Committee Interlocks

         Messrs. Berkner and Snell served as members of the compensation committee during the fiscal year ended December 31, 1995. Neither of these directors held any executive officer position or other employment with the Company prior to or during such service nor did any executive officer serve on any other company's compensation committee.

Certain Relationships and Related Transactions

         Effective December 31, 1993, Richard E. Bunger contributed substantially all of the assets and liabilities of Mobile Mini Storage Systems ("MMSS") and the stock of Delivery Design Systems, Inc. ("DDS") to the Company in exchange for 2,700,000 shares of Common Stock and the assumption of certain liabilities by the Company. Such liabilities include liabilities associated with the MMSS assets and operations and certain income tax liabilities of Mr. Bunger and an affiliate arising from the MMSS operations occurring prior to January 1, 1994. Such income tax liabilities are estimated at $428,000. Deferred income tax liabilities associated with the assets contributed, established at $2,393,000, were also required to be recognized by the Company in connection with such capitalization. The Company will indemnify and defend Mr. Bunger against loss or expense related to all liabilities assumed by the Company and for any contingent liabilities arising from past operations. Prior to the capitalization of the Company, Mr. Bunger personally guaranteed the Company's lines of credit and other material debts. Such guarantees will continue until renegotiation or extinguishment upon payment of the Company's debts covered by such guarantees.

         The Company leases certain of its business locations from affiliates of Mr. Bunger. The Company entered into an agreement, effective January 1, 1994, to lease a portion of the property comprising its Phoenix location and the property comprising its Tucson location from Richard E. Bunger's five children. Total annual lease payments under these leases currently equal $70,000, with annual adjustment based on the consumer price index. Lease payments in fiscal year 1995 equaled $68,000. The term of each of these leases will expire on December 31, 2003. Prior to 1994, these properties were leased by the Company's predecessor at annual rental payments equaling $14,000. Additionally, the Company entered into an agreement effective January 1, 1994 to lease its Rialto facility from Mobile Mini Systems, Inc. for total annual lease payments of $204,000 with annual adjustments based on the consumer price index. Lease payments in fiscal year 1995 equaled $210,000. Prior to 1994, the Rialto site was leased to the Company's predecessor at an annual rate of $132,000. Management believes the increase in rental rates reflect the fair market rental value of these properties. Prior to the effectiveness of the written leases the terms were approved by the Company's independent and disinterested directors.

         In March 1994, the Company's manufacturing facility in Maricopa, Arizona needed additional acreage to expand its manufacturing capabilities and began using approximately 22 acres of property owned by Richard E. Bunger. The Company leased this property from Mr. Bunger with annual payments of $40,000 with an annual adjustment based on the Consumer Price Index. The Company purchased the property from Mr. Bunger on March 29, 1996 for a purchase price of $335,000, which management believes reflected the fair market value of the property.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of July 9, 1996 with respect to the beneficial ownership of the Company's Common Stock by each stockholder known by the Company to be the beneficial owner of more than five percent of its outstanding Common Stock, by each director who owns shares of the Company's Common Stock, each of whom is a nominee for director and will continue in office after the Meeting, by each executive officer, and by all executive officers and directors as a group.

Name and Address of                             Number of Shares and Nature            Approximate Percentage
Beneficial Owner(1)                             of Beneficial Ownership(2)             of Outstanding Shares(2)
- -------------------                             --------------------------             ------------------------
Richard E. Bunger                                      2,335,000(3)                             34.4%

Lawrence Trachtenberg                                     17,000(4)                                 *

Steven G. Bunger                                         136,936(5)                              2.0%

Ronald J. Marusiak                                        73,400(6)                              1.1%

George Berkner                                            15,000(7)                                 *

REB/BMB Family Limited Partnership(8)                  2,290,000                                34.0%

Bunger Holdings, L.L.C.(9)                               410,000                                 6.1%

All directors and executive                            2,535,000                               37.14%
 officers as a group (5 persons)(3)(4)(5)(6)(7)

- -----------------------------
*Less than 1% of outstanding shares of Common Stock

(1) Each person named has sole voting and investment power with respect to all of the shares indicated, except as otherwise noted. Except as otherwise indicated, each of such persons may be reached through the Company at 1834 West Third Street, Tempe, Arizona 85281.

(2) The percentages shown are calculated based upon 6,739,324 shares of Common Stock outstanding on July 9, 1996. The numbers and percentages shown include the shares of Common Stock actually owned as of July 9, 1996 and the shares of Common Stock which the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock which the identified person or group had the right to acquire within 60 days of July 9, 1996 upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of the Common Stock owned by any other person.

(3) Richard F. Bunger holds 2,290,000 shares beneficially through the REB/BMB Family Limited Partnership and 45,000 shares subject to a vested option. Mr. Bunger disclaims any beneficial ownership of shares held by REB/BMB Family Limited Partnership in excess of 2,120,272. All shares held by Mr. Bunger are held as community property.

(4)   Mr. Trachtenberg holds 15,000 shares subject to vested options.

(5) Steven G. Bunger holds 82,000 shares beneficially through Bunger Holdings, L.L.C., 39,936 shares beneficially through the REB/BMB Family Limited Partnership, and 15,000 shares subject to vested options. The 39,936 shares held by REB/BMB Family Limited Partnership, 29,952 are held for members of Mr.
      Bunger's immediate family.

(6) Includes 4,900 shares and warrants to acquire 1,000 shares at $5.00 per share held by Mr. Marusiak's children, 2,200 shares and warrants to acquire 500 shares at $5.00 per share held by Mr. Marisuiak's wife, and 51,000 shares and warrants to acquire 10,000 shares at $5.00 per share held by Micro-Tronics, Inc.

(7) Includes 6,000 shares, warrants to acquire an additional 3,000 shares at $5.00 per share, and 6,000 shares subject to vested options.

(8) Richard E. Bunger and his wife, Barbara M. Bunger, are the general partners of REB/BMB Family Limited Partnership.

(9) The members of Bunger Holdings, L.L.C. are Steven G. Bunger, Carolyn Clawson, Michael Bunger, Jennifer Blackwell and Susan Keating, each a child of Richard E. Bunger.


             PROPOSAL TO AMEND THE COMPANY'S 1994 STOCK OPTION PLAN

      On July 1, 1996, the Board of Directors approved a proposal to amend the Company's 1994 Stock Option Plan (the "1994 Plan"), subject to approval by the Company's stockholders at the Meeting, to increase the number of shares of Common Stock that may be issued pursuant to the 1994 Plan. The Board of Directors recommends a vote "for" the proposed amendment to the 1994 Plan.

      The 1994 Plan is intended to promote the interest of the Company by providing key employees, consultants and other independent contractors who provide valuable services to the Company with the opportunity to acquire, or otherwise increase, their proprietary interest in the Company as an incentive to remain in service to the Company. On July 9, 1996, the Company had granted options to purchase an aggregate of 341,000 of the 343,125 shares of Common Stock then reserved for issuance under the 1994 Plan. At that time, the Board of Directors believed that it would be advantageous to the Company to continue to grant options and/or issue shares of Common Stock under the 1994 Plan, and approved a proposal to increase the number of shares that may be issued pursuant to the 1994 Plan to 543,125 shares.

1994 Stock Option Plan

      In August 1994, the Company's Board of Directors canceled a non-statutory stock option plan and an incentive stock option plan established under a single stock option plan in November 1993 and adopted the Mobile Mini, Inc. 1994 Stock Option Plan. Under the terms of the 1994 Plan, both incentive stock options ("ISOs"), which are intended to meet the requirements of Section 422 of the Internal Revenue Code, and non-qualified stock options may be granted. ISOs may be granted to the officers and key personnel of the Company. Non-qualified stock options may be granted to the Company's directors and key personnel, and to providers of various services to the Company. The purpose of the 1994 Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to others whose job performance or services affect the Company.

      Under the 1994 Plan, options to purchase a maximum of 343,125 shares of the Company's Common Stock may be granted to the Company's directors, officers, key personnel and service providers. The exercise price for any option granted under the 1994 Plan may not be less than 100% (110% if the option is granted to a stockholder who at the time the option is granted owns stock comprising more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock at the time the option is granted. The option holder may pay the exercise price in cash or by delivery of previously acquired shares of Common Stock of the Company that have been held for at least six months.

      The 1994 Plan is administered by the compensation committee of the Board of Directors which will determine whether such options will be granted, whether such options will be ISOs or non-qualified options, which directors, officers, key personnel and service providers will be granted options, the restrictions upon the forfeitability of such options and the number of options to be granted, subject to the aggregate maximum number set forth above. Each option granted must terminate no more than 10 years from the date it is granted.

      The Board of Directors may amend the 1994 Plan at any time, except that approval by the Company's stockholders is required for any amendment that increases the aggregate number of shares which may be issued pursuant to the 1994 Plan, changes the class of persons eligible to receive such options, modifies the period within which the options may be granted, modifies the period within which the options may be exercised or the terms upon which options may be exercised, or increases the material benefits accruing to the participants under the 1994 Plan.

Unless previously terminated by the Board of Directors, the 1994 Plan will terminate in November 2003, but any option granted thereunder will continue throughout the terms of such option.

Reasons for and Effect of the Proposed Amendment

      The Board of Directors believes that the approval of the proposed amendment to the 1994 Plan is necessary to achieve the purposes of the 1994 Plan and to promote the welfare of the Company and its stockholders generally. The Board of Directors believes that the proposed amendment to the 1994 Plan will aid the Company in attracting and retaining directors, officers, and key employees and motivating such persons to exercise their best efforts on behalf of the Company. In addition, the Company expects that the proposed amendment will further strengthen the identity of interests of the directors, officers, and key employees with those of the stockholders.

      It is proposed to increase the number of shares reserved for issuance under the 1994 Plan from 343,125 to 543,125. The increase in the number of shares of the Company's Common Stock reserved for issuance under the 1994 Plan recognizes the growth of the Company's operations and the increase in the number of outstanding shares of the Company's Common Stock since the Company's initial public offering in February 1994. An increase in the number of shares issuable pursuant to the 1994 Plan will enable the Company to grant additional options and other awards to current participants, which will enable such participants to maintain their proportionate interest in the Company and to attract such additional personnel as may be necessary in view of the Company's expanding operations.

      Upon approval of the amendment to the Company's 1994 Stock Option Plan by the stockholders of the Company, the effective date of the amendment shall be July 1, 1996. If the amendment to the Company's 1994 Stock Option Plan is not approved by the stockholders prior to July 1, 1997, the 1994 Stock Option Plan will remain in effect as previously adopted and the options outstanding under the 1994 Plan prior to the amendment shall remain valid and unchanged.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1995 and recommends that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Arthur Anderson LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      Stockholder proposals that are intended to be presented by such stockholders at the annual meeting of stockholders of the Company for the fiscal year ending December 31, 1996 must be received by the Company no later than March 31, 1997 in order to be included in the proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

      The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Dated: July 29, 1996
                                       10